Q1 Fiscal 2022 Supplemental Information

Annualized Recurring Revenue (“ARR”)

($ in thousands)	Quarter Ended								
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Software and related service revenue									
SaaS[1]	$ 6,310	$ 6,173	$ 6,107	$ 5,632	$ 5,115	$ 2,764	$ 2,332	$ 2,407	$ 2,075
Transaction-based[2]	2,325	2,081	2,144	1,393	394	381	260	118	139
Maintenance[3]	5,897	5,776	5,644	2,849	5,249	2,582	2,421	2,707	2,575
Recurring software services[4]	10,311	3,237	3,587	3,952	2,179	2,308	2,432	2,923	2,293
Professional services[5]	9,386	9,086	7,630	3,371	2,440	1,175	970	1,158	1,354
Software licenses	2,109	2,375	1,707	561	1,407	1,424	457	845	1,009
Total	$ 36,338	$ 28,728	$ 26,819	$ 17,758	$ 16,784	$ 10,634	$ 8,872	$ 10,158	$ 9,445
Year-over-year growth	*117%*	*170%*	*202%*	*75%*	*78%*				
Payments revenue	$ 33,466	$ 33,510	$ 32,222	$ 28,337	$ 25,612	$ 25,110	$ 20,647	$ 26,386	$ 28,372
Year-over-year growth	*31%*	*33%*	*56%*	*7%*	*(10)%*				
Other revenue									
Recurring[6]	$ 1,802	$ 1,923	$ 1,516	$ 1,166	$ 822	$ 651	$ 754	$ 741	$ 783
Other	2,333	3,016	2,572	1,936	1,403	1,877	1,300	1,893	2,511
Total	$ 4,135	$ 4,939	$ 4,088	$ 3,102	$ 2,225	$ 2,528	$ 2,054	$ 2,634	$ 3,294
Year-over-year growth	*86%*	*95%*	*99%*	*18%*	*(32)%*				
Total revenue	$ 73,939	$ 67,177	$ 63,129	$ 49,197	$ 44,621	$ 38,272	$ 31,573	$ 39,178	$ 41,111
Recurring revenue[7]	$ 60,111	$ 52,700	$ 51,220	$ 43,329	$ 39,371	$ 33,796	$ 28,846	$ 35,282	$ 36,237
ARR[8]									
Software and related service revenue	$ 99,372	$ 69,068	$ 69,928	$ 55,304	$ 51,748	$ 32,140	$ 29,780	$ 32,620	$ 28,328
Payments revenue	133,864	134,040	128,888	113,348	102,448	100,440	82,588	105,544	113,488
Other revenue	7,208	7,692	6,064	4,664	3,288	2,604	3,016	2,964	3,132
Total ARR	$ 240,444	$ 210,800	$ 204,880	$ 173,316	$ 157,484	$ 135,184	$ 115,384	$ 141,128	$ 144,948
Year-over-year growth	*53%*	*56%*	*78%*	*23%*	*9%*				

3VERTICALS

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3 Annualized Recurring Revenue (“ARR”) 1. SaaS revenue is earned when we provide, as a service to our customers over time, the right to access our software, generally hosted in a cloud environment. 2. Transaction-based software revenue is earned when we provide services through our software and charge a per-transaction fee. For example, when we provide electronic filing services for courts and charge fees per filing, or when we stand-ready to process and bill utility customers and charge the utility a fee per bill electronically presented. 3. Software maintenance revenue is earned when, following the implementation of our software systems, we provide ongoing software support services to assist our clients in operating the systems and to periodically update the software. 4. Recurring software services are earned when we provide long-term, usually evergreen, contracted services to our customers through our software. The services provided, such as healthcare revenue cycle management, or automated collections management, are integrated into one of our software solutions. 5. Professional services are earned when we provide customized services to our clients who utilize our software products. Many of our clients contract with us for installation, configuration, training, and data conversion projects, which do not necessarily recur, and as such are excluded from our calculation of ARR. 6. Recurring other revenue primarily consists of recurring long-term contracts that are not specific to software, such as hardware maintenance plans or field service plans. 7. Recurring revenue consists of software-as-a-service (“SaaS”) arrangements, transaction-based software-revenue, software maintenance revenue, recurring software-based services, payments revenue and other recurring revenue sources. This excludes contracts that are not recurring or are one-time in nature. 8. Annualized Recurring Revenue (ARR) is the quarterly recurring revenue multiplied by 4. The Company focuses on ARR because it helps i3 to assess the health and trajectory of the business. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. It should be reviewed independently of revenue and it is not a forecast. It does not contemplate seasonality. The active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by the Company’s customers.

Q1 Fiscal 2022 GAAP Measures

The following is our income (loss) from operations for the three months ended December 31, 2021 and 2020 calculated in accordance with GAAP. The presentation also includes references to the Company's non-GAAP financials measures. The Company believes that, in addition to the financial measures calculated in accordance with GAAP, adjusted EBITDA and adjusted net income (loss) are appropriate indicators to assist in the evaluation of its operating performance on a period-to-period basis. The Company also uses adjusted EBITDA internally as a performance measure for planning purposes, including forecasting and for calculations of earnout liabilities. Adjusted EBITDA is also used to evaluate the Company's ability to service debt.These non-GAAP financials measures presented throughout should be considered as a supplement to, not a substitute for, revenue, income from operations, net income, or other financials performance and liquidity measures prepared in accordance with GAAP.

($ in thousands)	Three months ended December 31, 2021				Three Months Ended December 31, 2020[1]			
	Merchant Services	Proprietary Software and Payments	Other	Total	Merchant Services	Proprietary Software and Payments	Other	Total
Income (loss) from operations	$ 5,615	$ 4,987	$ (11,357)	$ (755)	$ 4,853	$ 1,945	$ (7,801)	$ (1,003)

i3 VERTICALS

(1) Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021 for a description of the recently adopted accounting pronouncement.

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Q1 QTD Fiscal 2022 Segment Performance[1]

($ in thousands)	Three months ended December 31, 2021	2020[2]	Period over period growth
Revenue			
Merchant Services	$ 29,177	$ 25,061	16%
Proprietary Software and Payments	44,774	19,993	124%
Other	(12)	(433)	(97)%
Total	$ 73,939	$ 44,621	66%
Adjusted EBITDA[3]			
Merchant Services	$ 8,655	$ 7,783	11%
Proprietary Software and Payments	13,637	5,841	133%
Other	(4,031)	(3,033)	(33)%
Total	$ 18,261	$ 10,591	72%
Volume			
Merchant Services	$ 4,819,854	$ 3,582,614	35%
Proprietary Software and Payments	490,095	217,913	125%
Total	$ 5,309,949	$ 3,800,527	40%

i3 VERTICALS

1. i3 Verticals has two segments, "Merchant Services," which includes Purchased Portfolios (a subset of merchant contracts purchased in 2014 and 2017) and "Proprietary Software and Payments." i3 Verticals also has an "Other" category, which includes corporate overhead.
2. Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021 for a description of the recently adopted accounting pronouncement.
3. Adjusted EBITDA is a non-GAAP financial measure. Refer to the following slides for the reconciliation of non-GAAP financial measures.

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Reconciliation of Non-GAAP Financial Measures

The reconciliation of our quarterly income (loss) from operations to non-GAAP pro forma adjusted net income (loss) and non-GAAP adjusted EBITDA:

($ in thousands)	Three months ended December 31, 2021				Three months ended December 31, 2020[1]			
	Merchant Services	Proprietary Software and Payments	Other	Total	Merchant Services	Proprietary Software and Payments	Other	Total
Income (loss) from operations	$ 5,615	$ 4,987	$ (11,357)	$ (755)	$ 4,853	$ 1,945	$ (7,801)	$ (1,003)
Interest expense, net	—	—	3,154	3,154	—	—	2,029	2,029
Other income	—	—	—	—	—	—	—	—
Benefit from income taxes	—	—	(228)	(228)	—	—	(10)	(10)
Net income (loss)	5,615	4,987	(14,283)	(3,681)	4,853	1,945	(9,820)	(3,022)
Non-GAAP Adjustments:								
Benefit from income taxes	—	—	(228)	(228)	—	—	(10)	(10)
Financing-related expenses[2]	—	—	—	—	—	—	53	53
Non-cash change in fair value of contingent consideration[3]	590	4,337	—	4,927	157	1,747	—	1,904
Equity-based compensation[4]	—	—	6,624	6,624	—	—	3,441	3,441
Acquisition-related expenses[5]	—	—	508	508	—	—	1,010	1,010
Acquisition intangible amortization[6]	2,145	3,531	—	5,676	2,486	1,631	—	4,117
Non-cash interest[7]	—	—	1,416	1,416	—	—	1,332	1,332
Other taxes[8]	5	32	50	87	7	—	87	94
Non-GAAP adjusted income (loss) before taxes	8,355	12,887	(5,913)	15,329	7,503	5,323	(3,907)	8,919
Pro forma taxes at effective tax rate[9]	(2,089)	(3,221)	1,478	(3,832)	(1,876)	(1,331)	977	(2,230)
Pro forma adjusted net income (loss)[10]	6,266	9,666	(4,435)	11,497	5,627	3,992	(2,930)	6,689
Plus:								
Cash interest expense, net[11]	—	—	1,738	1,738	—	—	697	697
Pro forma taxes at effective tax rate[9]	2,089	3,221	(1,478)	3,832	1,876	1,331	(977)	2,230
Depreciation, non-acquired intangible asset amortization and internally developed software amortization[12]	300	750	144	1,194	280	518	177	975
Adjusted EBITDA	$ 8,655	$ 13,637	$ (4,031)	$ 18,261	$ 7,783	$ 5,841	$ (3,033)	$ 10,591

3VERTICALS

See footnotes continued on the next slide

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7 Reconciliation of Non-GAAP Financial Measures 1. Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021 for a description of the recently adopted accounting pronouncement and the impacts of adoption. 2. Financing-related expenses includes expenses directly related to certain transactions as part of financing transactions. 3. Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition. 4. Equity-based compensation expense consisted of $6,624 and $3,441 related to stock options issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan during the three months ended December 31, 2021 and 2020, respectively. 5. Acquisition-related expenses are the professional service and related costs directly related to our acquisitions and are not part of our core performance. 6. Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions. 7. Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs. 8. Other taxes consist of franchise taxes, commercial activity taxes, employer payroll taxes related to stock exercises and other non-income based taxes. Taxes related to salaries are not included. 9. Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% for both 2022 and 2021, based on blended federal and state tax rates, considering the Tax Reform Act for 2018. 10. Pro forma adjusted net income assumes that all net income during the period is available to the holders of the Company’s Class A common stock. 11. Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs. 12. Depreciation, non-acquired intangible asset amortization and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.

8 Reconciliation Between GAAP Debt and Covenant Debt ($ in millions) As of December 31, 2021 Revolving lines of credit to banks under the Senior Secured Credit Facility $ 159.5 Exchangeable Notes 101.0 Debt issuance costs, net (3.3) Total long-term debt, net of issuance costs $ 257.2 Non-GAAP Adjustments: Discount on Exchangeable Notes(1) $ 16.0 Exchangeable Notes 101.0 Exchangeable Notes Face Value $ 117.0 Revolving lines of credit to banks under the Senior Secured Credit Facility $ 159.5 Exchangeable Notes Face Value 117.0 Less: Cash and Cash Equivalents(2) (3.4) Total long-term debt for use in our Total Leverage Ratio $ 273.1 The reconciliation of our GAAP Long-term debt, net of issuance costs and the debt balance used in our Total Leverage Ratio: 1. In accordance with Financial Accounting Standards Board Accounting Standards Codification 470-20, Debt with Conversion and Other Options (“ASC 470-20”), convertible debt that may be entirely or partially settled in cash (such as the notes) is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s non-convertible debt interest cost. On the issue date, the value of the exchange option of the notes, representing the equity component was recorded as additional paid-in capital within shareholders’ equity and as a discount to the notes, which reduces their initial carrying value. The carrying value of the notes, net of the discount recorded, was accrued up to the principal amount of such notes from the issue date until maturity. ASC 470-20 does not affect the actual amount that the Issuer is required to repay. The amount shown in the table above for the discount reflects the debt discount for the value of the exchange option. 2. Although our cash and cash equivalents balance at December 31, 2021 was $3.4 million, in accordance with our Senior Secured Credit Facility, only up to $10 million of unrestricted cash and cash equivalents may be subtracted from the calculation of long-term debt for use in our Total Leverage Ratio.